UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 27, 2020

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue	Memphis	Tennessee	38103
(Address of Principal Executive Office)			(Zip Code)

(901) 523-4444

Registrant’s telephone number, including area code

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series B	FHN PR B	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	FHN PR C	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series D	FHN PR D	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E	FHN PR E	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restatement of Charter

On October 27, 2020, the Board of Directors of First Horizon National Corporation (“First Horizon”) approved the restatement of First Horizon’s corporate Charter, incorporating all prior amendments into a single document. Those amendments: designated Series B, C, D, and E preferred stock, shares of which underlie certain of the Depositary Shares listed on the cover page of this Report; and increased the number of common shares that First Horizon is authorized to issue. Those amendments were reported previously in First Horizon’s Current Reports on Form 8-K filed on May 28, 2020 and July 2, 2020.

First Horizon filed its Restated Charter with the Secretary of State of Tennessee on October 27, 2020, effective immediately upon filing.

First Horizon’s Restated Charter is filed as Exhibit 3.1.

Further Amendment of Charter--Corporate Name Change

On October 27, 2020 the Board of Directors of First Horizon approved an amendment to Article 1 of First Horizon’s Restated Charter, changing the corporate name from “First Horizon National Corporation” to “First Horizon Corporation.” Tennessee law does not require this name change to be approved by shareholders. First Horizon will file the amendment with the Tennessee Secretary of State’s office later, to allow time for certain notices and other administrative functions to be completed. First Horizon expects the amendment and name change to become effective on November 30, 2020.

The Board also approved conforming changes to First Horizon’s bylaws and other corporate documents. These changes will be implemented when the charter amendment is effective.

Outstanding stock and other securities of First Horizon will not be legally affected by the name change. After the name change, First Horizon’s common stock will continue to trade on the New York Stock Exchange under the symbol FHN, and depositary shares related to outstanding preferred stock will continue to trade under the symbols FHN PR A, FHN PR B, FHN PR C, FHN PR D, and FHN PR E. Valid stock certificates bearing First Horizon’s old name will continue to be valid, and need not be exchanged for new ones.

Amendment of Bylaws

On October 27, 2020, First Horizon’s Board of Directors unanimously amended Section 3.17(e)(ii) of First Horizon’s Bylaws. That section of the Bylaws was added in conjunction with First Horizon’s recent merger with IBERIABANK Corporation (“IBKC”), as reported previously on First Horizon’s Current Report filed on July 2, 2020. Section 3.17(e)(ii) provides that Board committees should be comprised of one fewer director from legacy IBKC than from legacy First Horizon. The amendment codified a degree of flexibility by adding the underlined language:

(ii) each committee of the Boards of Directors of the Corporation and of First Horizon Bank shall, to the extent reasonably practicable, have a number of Continuing IBKC Directors that is one (1) less than the number of Continuing First Horizon Directors serving on each such committee,

The amended and restated Bylaws are filed as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit #	Description
3.1	Restated Charter of First Horizon National Corporation
3.2	Bylaws of First Horizon National Corporation, as amended and restated October 27, 2020
24.1	Power of Attorney executed by certain directors and officers of First Horizon National Corporation, related to certain registration statements previously filed
104	Cover Page Interactive Data File, formatted in Inline XBRL

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: October 29, 2020	By: /s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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